EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS<F1>
                           (Unaudited)

[CAPTION]
                                                   13 Weeks Ended
                                             --------------------------
                                             September 28, September 30,
                                                 1996           1995
                                             ------------  -------------
                              (Dollars in millions, shares in thousands)

Earnings (1996)/pro forma earnings (1995)...    $  18.1       $  15.7
                                                =======       =======
PRIMARY METHOD
 Shares
     Cumulative average outstanding shares..     62,132        62,030
     Common equivalent shares...............        975         1,065
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     63,107        63,095
                                                =======       =======
 Primary earnings (1996)/pro forma
   earnings (1995) pr share.................    $  0.29       $  0.25

FULLY DILUTED METHOD
  Shares
     Cumulative average outstanding shares..     62,132        62,030
     Common equivalent shares...............      1,014         1,065
                                                -------       -------
     Weighted average number of common
        and common equivalent shares........
        outstanding.........................     63,146        63,095
                                                =======       =======
Fully diluted earnings (1996)/pro forma
   earnings (1995) per share................    $  0.29       $  0.25
                                                =======       =======

<F1>For all periods prior to the Distribution, the number of shares actually outstanding and the number of common equivalent shares existing at the date of the Distribution have been used.

                                                         EXHIBIT 11
                     TUPPERWARE CORPORATION
        STATEMENT OF COMPUTATION OF PER SHARE EARNINGS<F1>
                           (Unaudited)

[CAPTION]
                                                   39 Weeks Ended
                                             --------------------------
                                             September 28, September 30,
                                                 1996           1995
                                             ------------- ------------
                              (Dollars in millions, shares in thousands)


Pro Forma earnings..........................    $  96.0       $  89.1
                                                =======       =======
PRIMARY METHOD
 Shares
     Cumulative average outstanding shares..     62,133        62,030
     Common equivalent shares...............      1,030         1,065
                                                -------       -------
     Weighted average number of common
     and common equivalent shares
     outstanding............................     63,163        63,095
                                                =======       =======
 Primary pro forma earnings per share.......    $  1.52       $  1.41

FULLY DILUTED METHOD
  Shares
     Cumulative average outstanding shares..     62,133        62,030
     Common equivalent shares...............      1,043         1,065
                                                -------       -------
     Weighted average number of common
        and common equivalent shares
        outstanding.........................     63,176        63,095
                                                =======       =======
Fully diluted pro forma earnings per share..    $  1.52       $  1.41
                                                =======       =======

<F1>For all periods prior to the Distribution, the number of shares actually outstanding and the number of common equivalent shares existing at the date of the Distribution have been used.